Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Terrestrial Energy, Inc. (the “Company”) of our report dated March 30, 2026 with respect to our audits of the consolidated financial statements of the Company as of December 31, 2025 and 2024 and for the years then ended.

/s/ UHY LLP

Melville, NY

May 19, 2026